UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

ALTERNUS CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000 New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2026, at 12:01 a.m. Eastern Time (the “Effective Time”), the Company effected a 1-for-2,500 reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc. (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Delaware Secretary of State on August 13, 2026 and became effective at the Effective Time.

As previously disclosed in the Company’s definitive information statement filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2026, on June 16, 2026, the Company’s board of directors (the “Board”) approved, and the holders of a majority of the voting power of the Company’s outstanding voting capital stock approved by written consent in lieu of a meeting, a proposal authorizing an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio ranging from 1-for-2 to 1-for-2,500, with the final ratio, date and time to be determined by the Board. The Board subsequently determined to effect the Reverse Stock Split at a ratio of 1-for-2,500 at the Effective Time.

As a result of the Reverse Stock Split, every 2,500 shares of issued and outstanding Common Stock were automatically combined into one validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split applied proportionately to all holders of Common Stock and did not change any holder’s percentage ownership interest in the Company, except to the extent that a holder received cash in lieu of a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. A holder who otherwise would have been entitled to receive a fractional share received cash in lieu of the fractional share, without interest or deduction, equal to the fractional post-split share interest multiplied by the applicable post-split per-share price, with that price determined by dividing the average closing price per share of the Common Stock on the OTC Pink market for the five consecutive trading days immediately preceding the Effective Time by 2,500.

Proportional adjustments were made, as applicable, to the Company’s outstanding warrants, convertible preferred stock and other convertible securities and to the reserves available under the Company’s 2023 Equity Incentive Plan, in each case in accordance with their governing terms.

The Reverse Stock Split reduced the number of issued and outstanding shares of Common Stock from approximately 724,658 immediately before the Effective Time to approximately 290 immediately after the Effective Time. The number of authorized shares of Common Stock did not change as a result of the Reverse Stock Split.

The Company’s transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company) (“Equiniti”), acted as the exchange agent for the Reverse Stock Split. Stockholders who held their shares in brokerage accounts or in “street name” generally were not required to take action to effect the Reverse Stock Split.

The Common Stock began trading on a split-adjusted basis on the OTC Pink market at market open on August 20, 2026. For 20 trading days following the Effective Time, the Common Stock will trade under the temporary symbol “ALCED,” after which its trading symbol will change to “ADIS.” Following the Reverse Stock Split, the CUSIP for the Common Stock is 02157G 408.

The foregoing description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On August 19, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Alternus Clean Energy, Inc.
99.1	Press Release, dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 20, 2026	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

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